 Exhibit 99.1

Applied DNA Announces Fourth Quarter and Fiscal Year

2022 Financial Results

- Delivers 17% Revenue Growth Q/Q and 101% Y/Y -

- Cash and Cash Equivalents at $15.2 Million -

- Company to Hold Conference Call and Webcast Today, Wednesday, December 14, 2022, at 4:30 PM ET -

STONY BROOK, N.Y. - December 14, 2022 - Applied DNA Sciences, Inc. (NASDAQ: APDN) (“Applied DNA” or the “Company”), a leader in PCR-based DNA technologies, today announced consolidated financial results for the fourth quarter and fiscal year ended September 30, 2022.

“Applied DNA delivered four consecutive quarters of year-over-year revenue increases and a second consecutive record revenue year in fiscal 2022 while simultaneously executing on our long-term strategy and vision to build a diversified PCR-based DNA technologies company in biotechnology, clinical diagnostics, and supply chain traceability,” stated Dr. James A. Hayward, president and CEO. “Over the past 12 months, our LineaRx subsidiary generated volumes of preclinical data to strengthen the case for the biotherapeutic industry’s adoption of enzymatically-produced linear DNA (linearDNA™) for the manufacture of genetic medicines, expanded the menu of molecular diagnostic tests at our Applied DNA Clinical Labs (“ADCL”) subsidiary, and moved to capitalize on U.S. federal enforcement of the Uyghur Forced Labor Prevention Act (the “UFLP Act”) as a driver of broader CertainT® platform adoption by the textiles industry.

“Strategically, we committed to our biotherapeutics opportunity as the chief driver of long-term shareholder value while working to evolve our ADCL and supply chain traceability segments towards positive cash flow to support the value-creating potential of our LinearDNA platform,” continued Dr. Hayward. “Operationally, we undertook a detailed assessment to reduce costs associated with our largest COVID-19 testing contract, our chief driver of revenue. In fiscal 2023, we will continue to manage our costs associated with this contract, while at the same time, working to close sales opportunities for our to-be launched pharmacogenetic testing services. In our supply chain traceability segment, we worked to educate key policy makers, customers, and enforcement agencies on CertainT, our textile traceability platform, ahead of the implementation of the UFLP Act. As enforcement of the UFLP Act is expected to become ubiquitous at U.S. ports, we believe that CertainT is well positioned to help customers meet its compliance requirements.”

Concluded Dr. Hayward, “Our strategic priorities in fiscal 2023 are twofold: first, we are focused on capturing new sales opportunities and effecting gross margin improvements in our ADCL and supply chain traceability segments empowered by the commercialization of our pharmacogenomics (“PGx”) testing platform and the broader implementation of the UFLP Act, respectively; second, we are focused on making the necessary investments in our LinearDNA platform to support the growth of this business segment from a small-scale CRO to a larger-scale CDMO capable of capturing promising opportunities in genetic medicines, including the use of linearDNA IVT templates to produce mRNA therapeutics. Historically, the gating factor to broader linearDNA adoption has been our lack of cGMP production capacity which we are moving to remedy over the course of the fiscal year and expect to culminate in the establishment of an initial cGMP production capacity by the end of calendar year 2023.”

Fourth Quarter 2022 Financial Highlights

Total revenues increased 17% to $3.6 million, which included $2.9 million in clinical laboratory service revenues (COVID-19 testing revenue). This compares with total revenues of $3.0 million in the prior fiscal year period, which included $1.6 million of COVID-19 testing revenue.

The year-over-year increase was offset by a decrease in product revenues of $713 thousand due to a decrease in sales of DNA concentrate within a textile supply chain, as well a decline in sales of our molecular diagnostics (MDx) test kits and supplies and a decrease in service revenue of $70 thousand.

Gross profit was $417 thousand, or 12%, compared to $992 thousand, or 33%, in the prior fiscal year period. The decline in gross margin was primarily the result of a higher portion of clinical laboratory service revenues coming from managed services testing contracts that carry higher costs compared to ADCL's surveillance testing contracts. To a lesser extent, the decline was due to product sales mix as product revenues in the prior fiscal year period included sales of diagnostic test kit and supplies and DNA concentrate for supply chains serving the textiles industry that are at a higher gross margin.

Total operating expenses were $4.8 million compared to $5.5 million in the prior fiscal year period, reflecting the absence of a $822 thousand impairment charge related to goodwill and the remaining net book value of intangible assets incurred in the prior fiscal year period and to a lesser extent, decreases in research and development expenses of $313 thousand. The decrease in operating expenses was offset by an increase of $420 thousand in selling, general and administrative expenses attributable to an increase in insurance expense of approximately $209 thousand and an increase in bad debt expense of approximately $237 thousand for the reserve of a customer balance that was deemed to be uncollectible.

Operating loss was $4.4 million compared to an operating loss of $4.5 million in the prior fiscal year period.

Excluding non-cash expenses, Adjusted EBITDA was negative $3.4 million compared to negative $3.3 million in the prior fiscal year period. See below for information regarding non-GAAP measures.

Cash and cash equivalents of $15.2 million at September 30, 2022, include proceeds from a public offering conducted in the quarter of common stock and two series of warrants for gross proceeds of $12.0 million, and the exercise of warrants in connection with this offering for additional net proceeds of $3.7 million.

Fiscal 2022 Financial Highlights

Total revenues increased 101% to $18.2 million, which included $15.5 million in clinical laboratory service revenues (COVID-19 test revenue). This compares with total revenues of $9.0 million in the prior fiscal year period, which included $4.8 million of COVID-19 test revenue.

The year-over-year increase was offset by a decrease in product revenues of $1.4 million reflecting decreased sales of our MDx test kits and supplies to an ADCL COVID-19 customer and, to a lesser extent, a decrease in the sale of DNA concentrate for textiles supply chains recorded in the prior fiscal year period and a decrease in service revenues of $179 thousand reflecting research and developments projects completed in the prior fiscal year period.

Total operating expenses increased 7% to $19.0 million from $17.8 million in the prior fiscal year period. The increase is attributable to an increase in selling, general and administrative expenses of $2.3 million, offsetting a decrease in research and development expenses of $238 thousand and the absence of a $822 thousand impairment charge related to goodwill and the remaining net book value of intangible assets incurred in the prior fiscal year period.

Operating loss was $14.0 million compared to $13.3 million in the prior fiscal year period.

Excluding non-cash expenses, Adjusted EBITDA was negative $9.9 million compared to negative $10.1 million in the prior fiscal year period. See below for information regarding non-GAAP measures.

Warrants balance at September 30, 2022 stood at 7.3 million. Approximately 2.2 million of these warrants have exercise prices ranging from $2.80 to $2.84 per warrant share, which, if exercised, could result in exercise proceeds to the Company of approximately $6.3 million; 5.1 million of these warrants have an exercise price of $4.00 per warrant share, which, if exercised, could result in total exercise proceeds of approximately $20.3 million. Of the 5.1 million warrants, 2.1 million expire in September 2023, which, if exercised, would total proceeds of $8.4 million.

Fourth Quarter and Full Year Fiscal 2022 Conference Call Information

The Company will hold a conference call and webcast to discuss its fourth quarter and fiscal year 2022 financial results on Wednesday, December 14, 2022, at 4:30 PM ET. To participate on the conference call, please follow the instructions below. While every attempt will be made to answer investors’ questions on the Q&A portion of the call, not all questions may be answered.

To Participate:

•	Participant Toll Free:1-844-887-9402

•	Participant Toll: 1-412-317-6798

•	Please ask to be joined to the Applied DNA Sciences call

Live and replay of webcast: https://event.choruscall.com/mediaframe/webcast.html?webcastid=6mYI8Tbp

Telephonic replay (available 1 hour following the conclusion of the live call through December 15, 2022):

•	Participant Toll Free: 1-877-344-7529

•	Participant Toll: 1-412-317-0088

•	Participant Passcode: 2738600

Presentation slides will also be posted to the “News & Events” section of the Applied DNA website at https://investors.adnas.com/ and embedded into the live webcast.

Information about Non-GAAP Financial Measures

As used herein, “GAAP” refers to accounting principles generally accepted in the United States of America. To supplement our condensed consolidated financial statements prepared and presented in accordance with GAAP, this earnings release includes Adjusted EBITDA, which is a non-GAAP financial measure as defined in Rule 101 of Regulation G promulgated by the Securities and Exchange Commission. Generally, a non-GAAP financial measure is a numerical measure of a company’s historical or future performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information presented in accordance with GAAP. We use this non-GAAP financial measure for internal financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons of the performance and results of operations of our core business. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding the performance of our business by excluding non-cash expenses that may not be indicative of our recurring operating results. We believe this non-GAAP financial measure is useful to investors as they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making.

“EBITDA”- is defined as earnings (loss) before interest expense, income tax expense and depreciation and amortization expense.

“Adjusted EBITDA”- is defined as EBITDA adjusted to exclude (i) stock-based compensation and (ii) other non-cash expenses.

About Applied DNA Sciences

Applied DNA Sciences is a biotechnology company developing technologies to produce and detect deoxyribonucleic acid ("DNA"). Using the polymerase chain reaction ("PCR") to enable both the production and detection of DNA, we operate in three primary business markets: (i) the manufacture of DNA for use in nucleic acid-based therapeutics; (ii) the detection of DNA in molecular diagnostics testing services; and (iii) the manufacture and detection of DNA for industrial supply chain security services.

Visit adnas.com for more information. Follow us on Twitter and LinkedIn. Join our mailing list.

The Company’s common stock is listed on NASDAQ under ticker symbol ‘APDN,’ and its publicly traded warrants are listed on OTC under ticker symbol ‘APPDW.’

Forward-Looking Statements

The statements made by Applied DNA in this press release may be “forward-looking” in nature within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements describe Applied DNA’s future plans, projections, strategies, and expectations, and are based on assumptions and involve a number of risks and uncertainties, many of which are beyond the control of Applied DNA. Actual results could differ materially from those projected due to its history of net losses, limited financial resources, unknown future demand for its biotherapeutics products and services, the unknown amount of revenues and profits that will result from any COVID-19 testing contract, limited market acceptance for its supply chain security products and services, whether any of Applied DNA’s or its customers therapeutic candidates will advance further in the preclinical research or clinical trial process, including receiving clearance from the U.S. Food and Drug Administration (FDA),  the U.S. Department of Agriculture (USDA)  or equivalent foreign regulatory agencies to conduct clinical trials and whether and when, if at all, they will receive final approval as therapeutic products from the FDA, the USDA or equivalent foreign regulatory agencies, the unknown duration of the COVID-19 public health emergency, changes in guidance promulgated by the CDC, FDA and/or CMS relating to COVID-19 testing, the fact that there has never been a commercial drug product utilizing PCR-produced DNA technology approved for therapeutic use, and various other factors detailed from time to time in Applied DNA’s SEC reports and filings, including its  Annual Report on Form 10-K filed on December 14, 2022,  and other reports it  files with the SEC, which are available at www.sec.gov. Applied DNA undertakes no obligation to update publicly any forward-looking statements to reflect new information, events, or circumstances after the date hereof or to reflect the occurrence of unanticipated events, unless otherwise required by law.

Investor Relations contact: Sanjay M. Hurry, 917-733-5573, sanjay.hurry@adnas.com

Web: www.adnas.com

Twitter: @APDN

- Financial Tables Follow -

APPLIED DNA SCIENCES, INC.

CONSOLIDATED BALANCE SHEETS

	September 30,	September 30,
	2022	2021
ASSETS
Current assets:
Cash and cash equivalents	$15,215,285	$6,554,948
Accounts receivable, net of allowance of $330,853 and $29,821 at September 30, 2022 and 2021, respectively	3,067,544	2,804,039
Inventories	602,244	1,369,933
Prepaid expenses and other current assets	1,058,056	568,881
Total current assets	19,943,129	11,297,801

Property and equipment, net	2,222,988	3,023,915

Other assets:
Deposits	98,997	95,040
Total assets	$22,265,114	$14,416,756

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$3,621,751	$2,991,343
Deferred revenue	563,557	281,000
Total current liabilities	4,185,308	3,272,343

Long term accrued liabilities	31,467	31,467
Common Warrant liability	5,139,400	-
Total liabilities	9,356,175	3,303,810

Commitments and contingencies

Applied DNA Sciences, Inc. stockholders’ equity:
Preferred stock, par value $0.001 per share; 10,000,000 shares authorized; -0- shares issued and outstanding as of September 30, 2022 and 2021, respectively	-	-
Series A Preferred stock, par value $0.001 per share; 10,000,000 shares authorized; -0- issued and outstanding as of September 30, 2022 and 2021, respectively	-	-
Series B Preferred stock, par value $0.001 per share; 10,000,000 shares authorized; -0- issued and outstanding as of September 30, 2022 and 2021, respectively	-	-

Common stock, par value $0.001 per share; 200,000,000 shares authorized as of September 30, 2022 and 2021, 12,908,520 and 7,486,120 shares issued and outstanding as of September 30, 2022 and 2021, respectively	12,909	7,488
Additional paid in capital	305,399,008	295,228,272
Accumulated deficit	(292,500,088)	(284,122,092)
Applied DNA Sciences, Inc. stockholders’ equity:	12,911,829	11,113,668
Noncontrolling interest	(2,890)	(722)
Total equity	12,908,939	11,112,946

Total liabilities and equity	$22,265,114	$14,416,756

APPLIED DNA SCIENCES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

YEARS ENDED SEPTEMBER 30, 2022 AND 2021

	2022	2021
Revenues
Product revenues	$1,882,804	$3,295,849
Service revenues	759,138	937,735
Clinical laboratory service revenues	15,526,735	4,794,154
Total revenues	18,168,677	9,027,738

Cost of product revenues	2,116,717	1,566,656
Cost of clinical laboratory service revenues	10,998,320	2,978,176
Total cost of revenues	13,115,037	4,544,832

Gross profit	5,053,640	4,482,906

Operating expenses:
Selling, general and administrative	15,097,360	12,845,372
Research and development	3,926,043	4,164,434
Impairment losses	-	821,741
Total operating expenses	19,023,403	17,831,547
		.
LOSS FROM OPERATIONS	(13,969,763)	(13,348,641)

Interest income, net	7,200	13,675
Loss on extinguishment of convertible notes payable	-	(1,774,662)
Unrealized gain on change in fair value of warrants classified as a liability	17,999,521	-
Gain on extinguishment of notes payable	-	839,945
Transaction costs related to warrant liabilities	(1,668,112)	-
Loss on issuance of warrants	(10,591,600)	-
Other expense, net	(47,305)	(8,756)

Loss before provision for income taxes	(8,270,059)	(14,278,439)

Provision for income taxes	-	-

NET LOSS	(8,270,059)	(14,278,439)

Less: Net (income) loss attributable to noncontrolling interest	2,168	(8,003)
NET LOSS attributable to Applied DNA Sciences, Inc.	(8,267,891)	(14,286,442)
Deemed dividend related to warrant modifications	110,105	-
NET LOSS attributable to common stockholders	$(8,377,996)	$(14,286,442)

Net loss per share attributable to common stockholders-basic and diluted	$(0.93)	$(2.07)

Weighted average shares outstanding- basic and diluted	8,967,704	6,916,999

APPLIED DNA SCIENCES, INC.

CALCULATION AND RECONCILIATION OF ADJUSTED EBITDA

(unaudited)

	Three Month Period Ended September 30,
	2022	2021
Net Loss	$(664,554)	$(4,507,582)
Interest expense (income), net	(1,387)	(1,700)
Depreciation and amortization	327,680	299,874
Provision for bad debt	259,451	7,438
Impairment expense	-	821,741
Unrealized gain on change in fair value of Common Warrants	(15,458,821)	-
Transaction costs related to warrant liabilities	1,276,777	-
Loss on issuance of warrants	10,591,600	-
Stock based compensation expense	272,915	36,828
Total non-cash items	(2,731,785)	1,164,181
Consolidated Adjusted EBITDA (loss)	$(3,396,339)	$(3,343,401)

	Fiscal Year Ended September 30,
	2022	2021
Net Loss	$(8,270,059)	$(14,278,439)
Interest expense (income), net	(7,200)	(13,675)
Depreciation and amortization	1,290,480	844,438
Loss on extinguishment of convertible notes payable	-	839,945
Provision for bad debt	269,451	28,629
Impairment expense	-	821,741
Unrealized gain on change in fair value of Common Warrants	(17,999,521)	-
Transaction costs allocated to warrant liabilities	1,668,112	-
Loss on issuance of warrants	10,591,600	-
Stock based compensation expense	2,518,665	1,668,003
Total non-cash items	(1,668,413)	4,189,081
Consolidated Adjusted EBITDA (loss)	$(9,938,472)	$(10,089,358)

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